Exhibit 10

                         Termination of Merger Agreement

                                February 11, 2000

      The parties to this agreement are VS&A Communications Partners III, L.P., a Delaware limited partnership ("Parent"), VS&A Communications Parallel Partners III, L.P., a Delaware limited partnership ("Parallel Partners"), VS&A-GP, L.L.C., a Delaware limited liability company wholly owned by Parent and Parallel Partners (the "LLC"), VS&A-GP Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of LLC (the "Sub"), and GP Strategies Corporation, a Delaware corporation (the "Company").

      Parent, the LLC, the Sub and the Company entered into a merger agreement dated October 6, 1999 (the "Merger Agreement") that provides for the acquisition of the Company by Parent through the merger of the Sub into the Company pursuant to Section 251 of the Delaware General Corporation Law. Subsequently, Parent informed the Company that it believes that the conditions to its obligation to consummate the merger would not be fulfilled, and the Company thereafter requested that Parent agree to the immediate termination of the Merger Agreement. The parties have now agreed to terminate the Merger Agreement on the terms set forth below.

      Accordingly, it is agreed as follows:

1.    Termination of Merger Agreement.  The Merger Agreement is terminated by
      -------------------------------
      mutual consent of Parent and the Company pursuant to section 6.1(a) of the Merger Agreement and all rights and obligations under the Merger Agreement are discharged.

2.    Issuance of Stock and Warrants to Parent and Parallel Partners.  In
      ---------------------------------------------------------------
      order to induce Parent to agree to the immediate termination of the Merger Agreement and to give the release provided for in section 3(b), upon execution of this agreement, as partial reimbursement of the expenses incurred by Parent in connection with the Merger Agreement,
      (a) the Company is issuing to Parent, and is delivering to Parent a stock certificate for, 78,806 fully paid and non-assessable shares of the Company's Common Stock, par value $.01 per share ("Common Stock"),
      (b) the Company is issuing and delivering to Parent a warrant, in the form of Exhibit A to this agreement, to purchase 78,806 shares of the Company's Common Stock, (c) the Company is issuing to Parallel Partners, and is delivering to Parallel Partners a stock certificate for, 4,527 fully paid and non-assessable shares of the Common Stock, and (d) the Company is issuing and delivering to Parallel Partners a warrant, in the form of Exhibit B to this agreement, to purchase 4,527 shares of the Company's Common Stock (the shares being issued to Parent and Parallel Partners upon execution of this agreement being referred to below as the "Shares," the warrants being issued to Parent and Parallel Partners upon execution of this agreement being referred to below as the "Warrants," the shares of Common Stock issuable upon exercise of the Warrants being referred to below as the "Warrant Shares," and the Shares, the Warrants, and the Warrant Shares being referred to collectively as the "Securities"). The following provisions shall apply with respect to the Securities:

1. until February 11, 2001, Parent and Parallel Partners shall not sell or otherwise dispose of any of the Securities, except (i) with the Company's prior written consent or (ii) upon conversion in any merger in which the Company is not the surviving corporation or in connection with any other corporate transaction that results in the disposition of more than a majority of the Company's outstanding shares; provided that this restriction shall cease to apply if Jerome I. Feldman ("Feldman") and Permitted Transferees sell or otherwise dispose of (other than to Permitted Transferees or in connection with the acquisition of other shares in the Company) more than 50% of the aggregate number of shares in the Company that Feldman and Permitted Transferees then own and have the right to acquire; "Permitted Transferees" shall mean any of (i) Feldman,
      (ii) any parent, child, descendant, or sibling of Feldman, (iii) the spouse of any of the foregoing, (iv) any trust established by Feldman or any of the foregoing persons, or any trustee, custodian, fiduciary, or foundation, which will hold the shares of the Company for charitable purposes or for the benefit of Feldman or any of the persons described in this Section 2(a) or any combination thereof, and (v) committees, guardians, or other legal representatives of Feldman or of any of the other persons described in this Section 2(a);

2. until February 11, 2001, with respect to all matters submitted for the vote or written consent of the Company's stockholders, Parent and Parallel Partners shall vote the Shares, the Warrant Shares, and any other shares of capital stock of the Company that Parent or Parallel Partners has the power to vote in accordance with the recommendations of the Company's board of directors; and

3. the certificates for the Shares and any Warrant Shares issued before February 11, 2001 shall bear the following legend: "The shares represented by this certificate are subject to restrictions on transfer until February 11, 2001 as set forth in a Termination Agreement dated February 11, 2000 among VS&A Communications Partners III, L.P., VS&A Communications Parallel Partners III, L.P., VS&A-GP, L.L.C., VS&A-GP Acquisition, Inc., and GP Strategies Corporation."

At any time after February 11, 2001, upon Parent's or Parallel Partner's request, the Company promptly shall exchange Parent's or Parallel Partner's certificate or certificates for the Shares and the Warrant Shares for certificates without the legend referred to in this paragraph.


3.    Releases.
      ---------

1. The Company releases and discharges Parent, Parallel Partners, the LLC and the Sub, and each of Parent's other subsidiaries and affiliates, and their respective partners, members, officers, and directors (in their individual capacities as well as in their capacities as such), from any claim or cause of action of any kind, known or unknown, arising prior to the date of this agreement, including, but not limited to, any claim or cause of action arising under the Merger Agreement or under any agreement or other document executed and delivered in connection with Merger Agreement, but excluding any claim or cause of action arising under this agreement.

2. Parent, Parallel Partners, the LLC and the Sub, and each of them, releases and discharges the Company and its officers, directors, employees and agents (in their individual capacities as well as in their capacities as such), from any claim or cause of action of any kind, known or unknown, arising prior to the date of this agreement, including, but not limited to, any claim or cause of action arising under the Merger Agreement or under any agreement or other document executed and delivered in connection with the Merger Agreement, but excluding any claim or cause of action arising under this agreement or the Warrants.

4.    Representations and Warranties of the Company.  The Company represents
      ----------------------------------------------
      and warrants to Parent and Parallel Partners as follows:

1. The Company is a corporation duly organized, validly existing and in good standing under the law of the jurisdiction of its incorporation or organization and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

2. The Company has full corporate power and authority to execute and deliver and to perform its obligations under this agreement and the Warrants; the execution, delivery and performance by the Company of this agreement and the Warrants have been duly authorized by the Company's board of directors and no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of its obligations under this agreement and the Warrants; and this agreement and the Warrants have been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery of this agreement by Parent, Parallel Partners, LLC and the Sub, are legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms. 1.

3. The execution, delivery and performance of this agreement and the Warrants by the Company will not (i) conflict with or result in any breach of any provision of the certificate of incorporation, the by-laws or similar organizational documents of the Company, (ii) require any filing with, or authorization, consent or approval of, any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, other than any required filings under the securities laws and the rules of the New York Stock Exchange,
      (iii) result in a material breach of any material agreement or other obligation of the Company or any of its subsidiaries, or (iv) violate any material order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its subsidiaries.

4. Upon issuance and delivery of the Shares pursuant to this agreement, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

5. Upon issuance and delivery of Warrant Shares upon exercise of the Warrants in accordance with their terms and the payment of the exercise price therefor, such Warrant Shares will be duly authorized, validly issued, fully paid and non-assessable.

6.    The sale of the Shares  pursuant to this  agreement  and of the Warrant
      Shares upon exercise of the Warrants in accordance with their terms constitute or will constitute exempted transactions under the registration provisions of the Securities Act of 1933 (the "Act"), assuming the accuracy of the representation in Section 6(a).

7.    The Shares and Warrant Shares are or will be newly-issued shares and not treasury shares.

5.    Representations and Warranties of Parent and Parallel Partners.  Parent
      --------------------------------------------------------------
      and Parallel Partners represent and warrant to the Company as follows:

1. Each of Parent and Parallel Partners is a partnership, LLC is a limited liability company, and Sub is a corporation duly organized, validly existing and in good standing under the law of the jurisdiction of its incorporation or organization.

2. The Parent, Parallel Partners, LLC and the Sub have full partnership, partnership, limited liability company and corporate power, respectively, to execute and deliver and to perform their obligations under this agreement; all action on the part of Parent, Parallel Partners, the LLC and the Sub necessary for the authorization, execution and delivery of this agreement and the performance of all of their respective obligations under this agreement has been taken, and assuming due execution and delivery of this Agreement by the Company, this agreement constitutes the valid and binding obligation of Parent, Parallel Partners, the LLC and the Sub enforceable against them in accordance with its terms. 1.

3. The execution, delivery and performance of this agreement by the Parent, Parallel Partners, LLC and the Sub will not (i) conflict with or result in any breach of any provision of the certificate of incorporation, the by-laws or similar organizational documents of any of them, (ii) require any filing with, or authorization, consent or approval of, any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, other than any required filings under the securities laws, (iii) result in a material breach of any material agreement or other obligation of the Parent, Parallel Partners, LLC and the Sub, or (iv) violate any material order, writ, injunction, decree, statute, rule or regulation applicable to any of them.

6.    Securities Act Matters.
      ----------------------

1. Each of Parent and Parallel Partners represents and warrants to the Company that the Securities will be acquired for investment and not with a view to the sale or distribution of any of those shares in violation of the Act. Each of Parent and Parallel Partners acknowledges that the Company has no obligation, and does not intend, to register any of the Securities under the Act except to the extent set forth in the Warrants.

2. The certificates for the Shares and Warrant Shares shall bear the following legend:

      "The shares represented by this certificate have not been registered under the Securities Act of 1933 ("Act") and may not be transferred unless a registration statement under the Act is in effect as to that transfer or, in the opinion of counsel reasonably satisfactory to the Company, registration under the Act is not necessary for that transfer to comply with the Act."

7.    Survival of Representations and Warranties; Indemnification.
      -----------------------------------------------------------

1. All representations, warranties and agreements of the Company contained in this agreement shall survive (without limitation as to time) the execution and delivery of this agreement and the consummation of the transactions contemplated by this agreement notwithstanding any investigation at any time by or on behalf of Parent or Parallel Partners. All representations, warranties and agreements of Parent and Parallel Partners contained in this agreement shall survive (without limitation as to time) the execution and delivery of this agreement and the consummation of the transactions contemplated by this agreement notwithstanding any investigation at any time by or on behalf of the Company.

2. The Company shall indemnify and hold harmless Parent, Parallel Partners, the LLC and the Sub from all loss, liability, damage, or expense
      (including reasonable fees and expenses of counsel, whether involving a third party or between the parties to this agreement) any of them may suffer, sustain or become subject to as a result of any breach of any warranty, covenant or other agreement of the Company contained in this agreement or the Warrants, or any false representation by the Company in this agreement or the Warrants. 1.

3. Parent and Parallel Partners shall indemnify and hold harmless the Company from all loss, liability, damage, or expense (including reasonable fees and expenses of counsel, whether involving a third party or between the parties to this agreement) the Company may suffer, sustain or become subject to as a result of any breach of any warranty, covenant or other agreement of Parent or Parallel Partners contained in this agreement or any false representation by Parent or Parallel Partners in this agreement.


4. If any action is brought by a third party against an indemnified party in respect of which indemnity may be sought pursuant to Section 7(b) or (c), such indemnified party shall promptly notify the indemnifying party in writing of the institution of such action, and the indemnifying party shall promptly assume the defense of such action, including the employment of counsel reasonably satisfactory to such indemnified party and payment of expenses. Such indemnified party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action, (ii) the indemnifying party shall not have promptly employed counsel reasonably satisfactory to such indemnified party to have charge of the defense of such action, or
      (iii) such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and it would be inappropriate for the same counsel to represent both parties due to actual or potential differing interests between them, in any of which events such fees and expenses shall be borne by the indemnifying party and the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party. Anything in this paragraph to the contrary notwithstanding, the indemnifying party shall not be liable for (i) the fees or expenses of more than one counsel in the aggregate for all indemnified parties in any action or series of related actions or (ii) any settlement of any action effected without its written consent.

8.    Additional Agreements of the Parties.
      ------------------------------------

1. Upon execution of this agreement, the Company is delivering to Parent an opinion of Duane, Morris & Heckscher LLP, counsel to the Company, in the form attached hereto as Exhibit C, and Parent, the LLC, and the Sub are delivering to the Company an opinion of Proskauer Rose LLP, counsel to Parent, the LLC, and the Sub, in the form attached hereto as Exhibit D.

2.    The  parties  hereto  shall  each bear its own legal and other fees and
      expenses  in   connection   with  the   negotiation,   documentation   and
      consummation of the transactions contemplated in this agreement.

3. At the Company's request, at any time after December 31, 2001 (or, if on December 31, 2001 (i) litigation is pending that arose out of the Merger Agreement or this agreement or (ii) any other litigation is pending against the Company or any of its officers or directors and Parent or any of its affiliates is, or it may reasonably be foreseen will be, involved in that litigation (either as a party, a witness or otherwise), at any time after such later date that such litigation has been terminated), Parent shall destroy, and shall cause its affiliates to destroy and request that its advisors destroy, all Evaluation Material (as defined in the confidentiality agreement dated May 17, 1999 between the Company and Parent, as amended to date (the "Confidentiality Agreement")). Parent shall give prompt notice to the Company when the Evaluation Material has been destroyed.

9.    Miscellaneous.
      -------------

1. This agreement shall be governed by and construed in accordance with the law of the State of New York applicable to agreements made and to be performed in New York.

2. This agreement and the Warrants contain a complete statement of all of the terms of the arrangements among the parties with respect to their subject matter, supersede any previous agreements and understandings between the parties with respect to those matters, and cannot be changed or terminated orally. Notwithstanding the foregoing or the destruction of the Evaluation Material pursuant to Section 8(c) of this agreement, the provisions of the Confidentiality Agreement shall remain in effect, except that (i) the Parent shall be permitted, subject to Section 2(b) of this agreement and
      Section 14 of the Confidentiality Agreement, to acquire shares of capital stock of the Company and (ii) Section 8 of the Confidentiality Agreement shall be deleted. Except as specifically set forth in this agreement, there are no representations or warranties by any party in connection with the transactions contemplated by this agreement.


3. Any party may waive compliance by another with any of the provisions of this agreement. No waiver of any provision shall be construed as a waiver of any other provision. Any waiver must be in writing and must be signed by the party waiving any provision hereof.

4. The courts of the State of New York in New York County and the United States District Court for the Southern District of New York shall have jurisdiction over the parties with respect to any dispute or controversy among them arising under or in connection with this agreement and, by execution and delivery of this agreement, each of the parties to this agreement submits to the jurisdiction of those courts, including, but not limited to, the in personam and -- -------- subject matter jurisdiction of those courts, waives any objection to such jurisdiction on the grounds of venue or forum non ----- --- conveniens, the absence of in personam or subject matter ---------- -- -------- jurisdiction and any similar grounds, consents to service of process by mail (in accordance with section 9(e) or any other manner permitted by law), and irrevocably agrees to be bound by any judgment rendered thereby in connection with this agreement, subject to any right to appeal. These consents to jurisdiction shall not be deemed to confer rights on any person other than the parties to this agreement.

5. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

      if to Parent, Parallel Partners, LLC or the Sub, to:

VS&A Communications Partners III, L.P.
                  350 Park Avenue
                  New York, New York 10022
                  Attn:  Jeffrey T. Stevenson
                  President
                  and
                  Jonathan D. Drucker, Esq.
                  General Counsel

                  with a copy to:

                  Proskauer Rose LLP
                  1585 Broadway
                  New York, New York 10036

                  Attn:  Bertram A. Abrams, Esq.

                  if to the Company, to:

                  GP Strategies Corporation

                  9 West 57th Street

                  New York, New York 10019
                  Attn: Jerome I. Feldman, President

                  with a copy to:

                  Duane, Morris & Heckscher LLP
                  380 Lexington Avenue
                  New York, New York 10168
                  Attn: Robert J. Hasday, Esq.

6. The section headings of this agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this agreement.

                        VS&A COMMUNICATIONS PARTNERS III, L.P.
                        By: VS&A Equities III, L.L.C., its general partner


                        By: __________________________________
                            S. Gerard Benford, Managing Member

                        VS&A COMMUNICATIONS PARALLEL

                        PARTNERS III, L.P.

                        By: VS&A Equities III, L.L.C., its general partner



                        By: __________________________________
                            S. Gerard Benford, Managing Member

                        VS&A-GP, L.L.C.
                        By: VS&A Communications Partners III, L.P.

                        By: VS&A Equities III, L.L.C., its general partner


                        By: ____________________________________
                            S. Gerard Benford, Managing Member

                        VS&A-GP ACQUISITION, INC.

                        By: ___________________________________
                        S. Gerard Benford


                        GP STRATEGIES CORPORATION

                        By: ____________________________________
                            Jerome I. Feldman
                            President